Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements of NextGen present the combination of the financial information of NextGen and Xos adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). NextGen and Xos have elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical balance sheet of NextGen and the historical balance sheet of Xos on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 combine the historical statements of operations of NextGen and Xos for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented:

●	the merger of Xos into a wholly owned subsidiary of NextGen, with Xos surviving the merger as a wholly-owned subsidiary of NextGen, which the combined company is referred to as “New Xos”;

●	the issuance and sale of 19,600,000 shares of New Xos common stock for a purchase price of $10.00 per share and an aggregate purchase price of $196.0 million (which excludes the sale by the Founders of 2,000,000 shares in the aggregate for a purchase price of $10.00 per share and an aggregate purchase price of $20.0 million pursuant to the Founders Secondary Offering);

●	the issuance of 3,739,846 shares of Series A redeemable convertible preferred stock of Xos in exchange for $31,759,000;

●	the conversion of Xos’ notes payable;

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical unaudited financial statements of NextGen as of and for the six-month period ended June 30, 2021 and the related notes included in the Form 10-Q filing on August 17, 2021;

●	the historical audited financial statements of NextGen as of and for the year ended December 31, 2020 and the related notes included in the definitive proxy statement/ final prospectus dated July 30, 2021;

●	the historical unaudited consolidated financial statements of Xos as of and for the three and six-month period ended June 30, 2021 and the related notes included elsewhere in this Form 8-K filing;

●	the historical audited consolidated financial statements of Xos as of and for the year ended December 31, 2020 and the related notes included in the definitive proxy statement/ final prospectus dated July 30, 2021; and

●	other information relating to NextGen and Xos contained in the definitive proxy statement/ final prospectus dated July 30, 2021, including the Merger Agreement and the description of certain terms thereof set forth under “The Merger Agreement.”

Pursuant to NextGen’s existing amended and restated certificate of incorporation, NextGen’s public shareholders are being offered the opportunity to redeem, upon the closing of the Business Combination, shares of NextGen’s Class A ordinary shares then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account. The unaudited pro forma condensed combined financial information reflects NextGen stockholders’ approval of the Business Combination and related transactions on August 18, 2021, including actual redemptions.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, NextGen will be treated as the acquired company and Xos will be treated as the acquirer for financial statement reporting purposes. Xos has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Xos’ business will comprise the ongoing operations of New Xos immediately following the consummation of the Business Combination;

●	Xos’ existing stockholders will have the greatest voting interest in New Xos with over 75% voting interest based on actual redemptions;

●	the largest minority voting stockholder of New Xos is an existing stockholder of Xos;

●	Xos’ existing directors and individuals designated by, or representing, Xos’ existing stockholders will represent 2 of seats for the New Xos board of directors, with the majority of the New Xos board being independent.

●	Xos’ existing stockholders will have the ability to control decisions regarding election and removal of directors and officers of New Xos’ executive board of directors;

●	Xos’ senior management will be the senior management of New Xos; and,

●	New Xos will continue to operate under the Xos tradename and the headquarters of New Xos will be Xos’ existing headquarters.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of New Xos following the completion of the Business Combination. The unaudited pro forma adjustments represent NextGen’s management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET AS OF JUNE 30, 2021

(in thousands, except share amounts)	NextGen Corp (Historical)	Xos Corporation (Historical)	Transaction Accounting Adjustments		Pro Forma Combined (Before Redemptions)	Redemptions		Pro Forma Combined
Assets
Cash and cash equivalents	$25	$23,617	$515,630	A	$539,272	$(299,000)	H	$240,272
Accounts receivable, net	—	800	—		800	—		800
Inventories	—	6,808	—		6,808	—		6,808
Prepaid expenses	362	—	—		362	—		362
Other current assets	—	1,753	—		1,753	—		1,753
Total current assets	387	32,978	515,630		548,995	(299,000)		249,995
Investment held in trust	375,030	—	(375,030)	B	—	—		—
Property and equipment, net	—	1,406	—		1,406	—		1,406
Total assets	$375,417	$34,384	$140,600		$550.401	$(299,000)		$251,401

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit
Accounts payable	$70	$587	$—		$657	$—		$657
Accrued expenses	81	—	—		81	—		81
Current portion of equipment loans payable	—	130	—		130	—		130
Notes payable	440	—	—		440	—		440
Warrant liability	—	3,138	(3,138)	L	—	—		—
Other current liabilities	—	3,251	—		3,251	—		3,251
Total current liabilities	591	7,106	(3,138)		4,559	—		4,559
Equipment loans payable, net of current portion	—	101	—		101	—		101
Derivative liability, net of current portion	34,842	—	—		34,842	—		34,842
Deferred underwriting commissions in connection with the initial public offering	13,125	—	(13,125)	D	—	—		—
Total liabilities	48,558	7,207	(16,263)		39,502	—		39,502

Commitment and Contingencies
Common shares subject to possible redemption	321,859	—	(321,859)	F	—	—		—
Redeemable convertible preferred stock	—	76,998	(76,998)	I	—	—		—

Stockholders’ Equity
Common Stock	1	4	18	G	23	(3)	H	20
Additional paid in capital	19,338	677	541,363	K,M	561,378	(298,997)	H	262,381
Accumulated deficit	(14,339)	(50,502)	14,339	M	(50,502)	—		(50,502)
Total stockholders’ equity (deficit)	5,000	(49,821)	555,720		510,899	(299,000)		211,899
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$375,417	$34,384	$140,600		$550,401	$(299,000)		$251,401

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2021

(in thousands, except share amounts)	Acquisition Corp (Historical)	Xos Corporation (Historical)	Transaction Accounting Adjustments		Pro Forma Combined (Before Redemptions)	Additional Adjustments	Pro Forma Combined
Revenues	$—	$1,389	$—		$1,389	$—	$1,389
Cost of Goods Sold	—	1,257	—		1,257	—	1,257
Gross Profit	—	132	—		132	—	132

Operating Expenses
Research and development	—	3,630	—		3,630	—	3,630
Sales and marketing	—	151	—		151	—	151
General, and administrative	1,286	9,369	—		10,655	—	10,655
General, and administrative – related party	60	—	(60)	AA	—	—	—
Depreciation	—	380	—		380	—	380
Operating Expenses	1,346	13,530	(60)		14,816	—	14,816
Loss from Operations	(1,346)	(13,398)	60		(14,684)	—	(14,684)

Other Income (Expenses)
Net gain from cash equivalents held in Trust Account	22	—	(22)	BB	—	—	—
Interest Expense	—	(13)	—		(13)	—	(13)
Change in fair value of derivatives	(6,341)	4,964	(4,964)	DD	(6,341)	—	(6,341)
Write-off of subscription receivable	—	(379)	—		(379)	—	(379)
Realized loss on debt extinguishment	—	(14,104)	14,104	EE	—	—	—
Miscellaneous	—	(78)	—		(78)	—	(78)
Total Other Income (Expenses)	(6,319)	(9,610)	9,118		(6,811)	—	(6,811)
Net Loss	$(7,665)	$(23,008)	9,178		$(21,495)	—	$(21,495)
Weighted average Class A and Class B ordinary shares outstanding, basic and diluted	14,349,050	37,001,857			162,184,621		162,184,621
Basic and diluted net loss per Class A and Class B ordinary share	$(0.53)	$(0.62)			$(0.13)		$(0.13)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share amounts)	Acquisition Corp (Historical)	Xos Corporation (Historical)	Transaction Accounting Adjustments		Pro Forma Combined (Before Redemptions)	Additional Adjustments	Pro Forma Combined
Revenues	$—	$2,641	$—		$2,641	$—	$2,641
Cost of Goods Sold	—	2,341	—		2,341	—	2,341
Gross Profit	—	300	—		300	—	300

Costs and Expenses
General, and administrative expense	330	7,112	—		7,442	—	7,442
General, and administrative expense – related party	30	—	(30)	AA	—	—	—
Research and development	—	4,577	—		4,577	—	4,577
Depreciation	—	296	—		296	—	296
Sales and marketing expenses	—	187	—		187	—	187
Total Costs and Expenses	360	12,172	(30)		12,502	—	12,502
Loss from Operations	(360)	(11,872)	30		(12,202)	—	(12,202)

Other Income (Expenses):
Net gain from cash equivalents held in Trust Account	8	—	(8)	BB	—	—	—
Interest Expense	—	(3,285)	3,274	CC	(11)	—	(11)
Financing cost – derivative warrant liabilities	(863)	—	—		(863)	—	(863)
Realized loss on extinguishment of debt	—	—	(14,104)	EE	(14,104)	—	(14,104)
Change in fair value of derivative instruments	(5,459)	(1,510)			(6,969)	—	(6,969)
Total Other Income (Expenses)	(6,314)	(4,795)	(10,838)		(21,947)	—	(21,947)
Net Loss	$(6,674)	$(16,667)	10,808		$(34,149)	—	$(34,149)
Weighted average Class A and Class B ordinary shares outstanding, basic and diluted	11,002,709	36,815,322			194,121,201		158,621,201
Basic and diluted net loss per Class A and Class B ordinary share	$(0.61)	$(0.45)			$(0.18)		$(0.22)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, NextGen will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Xos issuing stock for the net assets of NextGen, accompanied by a recapitalization.

The net assets of NextGen will be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives pro forma effect to the Business Combination as if it had been consummated on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and year ended December 31, 2020 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

●	NextGen’s unaudited balance sheet as of June 30, 2021 and the related notes included in the Form 10-Q filing on August 17, 2021; and,

●	Xos’ unaudited balance sheet as of June 30, 2021 and the related notes included elsewhere in this Form 8-K filing.

The unaudited pro forma condensed combined statement of operations for the six-month period ended June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

●	NextGen’s unaudited statement of operations for the six-month period ended June 30, 2021 and the related notes included in the Form 10-Q filing on August 17, 2021; and

●	Xos’ unaudited statement of operations for the six-month period ended June 30, 2021 and the related notes included elsewhere in this Form 8-K filing.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

●	NextGen’s restated audited statement of operations for the period from July 29, 2020 (inception) through December 31, 2020 and the related notes included in the definitive proxy statement/ final prospectus dated July 30, 2021; and

●	Xos’ audited statement of operations for the year ended December 31, 2020 and the related notes included in the definitive proxy statement/ final prospectus dated July 30, 2021.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that NextGen and Xos believe are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. NextGen and Xos believe that their assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New Xos. They should be read in conjunction with the historical financial statements and notes thereto of NextGen and Xos.

Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, and (2) factually supportable. NextGen and Xos have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had New Xos company filed consolidated income tax returns during the periods presented. The combined companies have a pro forma loss during the periods presented and as such it is assumed that the combined companies would have no taxable income during the periods presented.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(A)	Represents pro forma adjustments to the cash balance to reflect the following:

		In thousands
Investments held in trust account	B	375,030
Payment of estimated transaction fees	C	(42,275)
Payment of deferred underwriting fees	D	(13,125)
Proceeds from the PIPE Investment	E	196,000
	A	$515,630

(B)	Reflects the reclassification of $375 million of cash and investments held in the trust account that became available following the Business Combination, prior to effect of actual redemptions.

(C)	Represents transaction costs incurred by New Xos of approximately $42.3 million for advisory, banking, printing, legal, and accounting fees that are not capitalized as a part of the Business Combination. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $42.3 million with a corresponding decrease in additional paid-in capital. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are nonrecurring.

(D)	Represents underwriting expenses that were paid upon completion of the Business Combination in the amount of $13.1 million.

(E)	NextGen entered into subscription agreements (the “Subscription Agreements”) with certain investors (collectively, the “PIPE Investors”), pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors have collectively subscribed for 20,000,000 shares of New Xos common stock for an aggregate purchase price equal to $200,000,000 (which excludes the sale by the Founders of 2,000,000 shares of New Xos common stock in the aggregate for a purchase price of $10.00 per share and an aggregate purchase price of $20,000,000 pursuant to the Founders Secondary Offering) (the “PIPE Investment”), a portion of which is expected to be funded by one or more affiliates of NextGen Sponsor LLC (the “Sponsor”) and certain additional investors (which may include mutual funds and existing shareholders of NextGen). On the actual day of closing the PIPE Investment in conjunction with the Business Combination, one of the PIPE Investors, Grantchester C Change, LLC , did not fund their $4.0 million committed amount under the Subscription Agreement. The Company is currently in discussions with them.

(F)	Represents reclassification of NextGen ordinary shares subject to redemption of 32,185,932 NextGen ordinary shares for $321.9 million allocated to common stock and additional paid-in capital using par value $0.0001 per share and at a redemption price of $10.00 per share (based on the fair value of investments held in the trust account as of June 30, 2021).

(G)	Represents pro forma adjustments to Xos common stock and NextGen ordinary shares balance to reflect the following:

		In thousands
Issuance of New Xos common stock pursuant to the PIPE Investment	E	2
Reclassification of NextGen ordinary shares subject to redemption	F	3
Recapitalization of Xos common stock to New Xos common stock	J	13
	G	18
(H)	Reflects adjustments relating to actual redemptions.

(I)	Reflects the conversion of 26,721,919 shares of Xos redeemable convertible preferred stock into New Xos common stock to permanent equity.

(J)	Reflects the exchange of Xos common stock for New Xos common stock.

(K)	Represents pro forma adjustments to additional paid-in capital balance to reflect the following:

		In thousands
Proceeds from the PIPE Investment	E	195,998
Reclassification of NextGen ordinary shares subject to redemption	F	321,856
Exchange of Xos preferred shares for New Xos common stock	I	76,999
Exchange of Xos common stock for New Xos common stock	J	(13)
Conversion of Xos warrant for New Xos common stock	L	3,138
Payment of estimated transaction fees for Xos	C	(42,275)
	K	$555,703

(L)	Represents the elimination of warrant liability relating to Series Preferred A shares.

Other adjustment:

In thousands
Reclassification of NextGen’s historical accumulated deficit to additional paid-in capital as part of the reverse capitalization	M	14,339

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six-month period ended June 30, 2021 and the year ended December 31, 2020 are as follows:

(AA)	Represents pro forma adjustment to eliminate general and administrative expenses from NextGen’s related parties, which will terminate upon consummation of the Business Combination. NextGen’s general and administrative expenses are not expected to be additive to those reported by Xos’ operations, and have been eliminated as such.

(BB)	Represents pro forma adjustment to eliminate investment income related to the investment held in the trust account. Investment income generated by NextGen’s investments held in trust account are not representative of the income that may be generated by Xos upon completion of the Business Combination, and as such, have been eliminated as part of this pro forma.

(CC)	Represents pro forma adjustment to add back the interest expense related to convertible securities are expected to be converted into common stock in connection with the consummation of the Business Combination.

(DD)	Represents pro forma adjustment to eliminate the change in fair value of derivative liabilities related to extinguished convertible debt.

(EE)	Represents pro forma adjustment to eliminate the recognized loss on extinguishment of convertible debt.

2. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. When assuming maximum redemption, this calculation is adjusted to eliminate such shares for the entire periods.

The potentially dilutive securities that were excluded from the diluted per share calculation because they would have been anti-dilutive were 2,034,572 shares issuable under New Xos options.